Petrolia Energy Corporation 8-K

Exhibit 10.5

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE WARRANTS ISSUED HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) REGISTRATION THEREOF, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

ISSUE DATE: August 17, 2018

Petrolia Energy Corporation

12% Bridge Note - 2018

No. 0000	Houston, Texas	$TBD

Petrolia Energy Corporation, a Texas corporation whose address is 710 North Post Oak Road, Suite 510, Houston, Texas 77024 (hereinafter referred to as “Petrolia” or the “Company”), for value received, hereby promises to pay to ________________, a Texas Business (the “Payee”), at Houston, Texas, or Payee’s registered assigns at the address designated by such assigns in writing, the sum of ________________________together with all accrued interest on the unpaid principal balance hereof from the date hereof until (a) the date this 12% Note is paid in full; (b) the Maturity Date; or (c) or such earlier date as the Note is paid.

1.       Interest and Principal Payments. Interest will be paid or accrued quarterly during the term of this 12% Note (“Promissory Note or “Note”). All principal shall be payable on ________________________ (the “Maturity Date”) as provided herein or earlier if prepaid. This Note may be prepaid by the Company in whole or part by the Company by payment of principal and interest outstanding under this Note, or any portion thereof, in cash to Holder. Any partial prepayment shall be applied first to any accrued interest and then to any principal amount outstanding. If the Note is not paid off or converted by the maturity date, an extension of the Note will be allowed.

2.       Warrants. One (1) warrants will be issued for each dollar loaned to the Company. The exercise price for each warrant is $0.10 per share and they will expire in 1 year.

3.       Conversion. At the Holder’s option, the outstanding principal and accrued interest amount of this Note may be converted into Petrolia common shares. The conversion price/rate for the outstanding balance is $0.10 per share. The payee will also have the ability to convert active warrants from this principal.

4.       Events of Default. The occurrence and continuation of any one of the following events or conditions shall constitute an “Event of Default”:

2

(a)         Petrolia fails to perform any of its obligations under this Note within thirty (30) days after receipt from Payee of written notice of such failure to perform and opportunity to cure during such 30 day period;

(b)         Petrolia makes an assignment for the benefit of creditors or becomes insolvent or unable to pay its debts generally as they become due, or applies to any tribunal for the appointment of a trustee or receiver for a substantial part of the assets of Petrolia, or commences any proceedings relating to Petrolia under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Petrolia and Petrolia indicates its consent to such proceedings, or an order is entered appointing such trustee or receiver, or approving the petition in any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation proceedings, and such order remains in effect for one hundred twenty (120) days.

5.       Remedies. Upon the occurrence of an Event of Default, the Payee or other holder of this Note may declare, by a notice in writing, the entire unpaid principal of this Note, and all accrued but unpaid interest thereon, at once due and payable, and upon any such declaration the principal of this Note and such accrued but unpaid interest shall become and be immediately due and payable, and the Payee or any other holder of this Note may thereupon proceed to protect and enforce its rights, either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee or such other holder.

6.       Immunity. This Note and the indebtedness and obligations evidenced hereby are solely corporate indebtedness and obligations, and no personal liability whatsoever shall attach to or be incurred by any past, present or future officer, director, shareholder, agent, attorney or employee of Petrolia, under or by reason of any of the obligations, covenants or agreements contained in or implied by this Note.

7.       Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note.

8.       Notices. All notices, requests, consents, and other communications required or permitted under this Note shall be in writing and shall be deemed, unless otherwise provided, to have been delivered on the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

(i)	If to the Payee, to the address of the Payee to the address set forth above.

(ii)	If to Petrolia, to the address of Petrolia set forth above, Attention: President; and:

(iii)	If to any holder other than the Payee, to such address as may have been designated by notice given Petrolia by such holder.

Petrolia, the Payee or any other holder hereof may designate a different address by notice given in accordance with the foregoing.

THIS NOTE AND ALL DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN PETROLIA AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL AGREEMENTS OF PETROLIA AND THE PAYEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PETROLIA AND PAYEE.

THIS NOTE IS SUBJECT TO FINAL ACCEPTANCE IN, AND ALL TERMS, OBLIGATIONS, AND PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF TEXAS.

IN WITNESS WHEREOF, Petrolia has authorized this Note to be executed in its corporate name by its duly authorized officer as of the date first above written.

PETROLIA ENERGY CORPORATION

By:
Name: Zel C. Khan
Title: CEO